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                         SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C. 20549

                               -----------------------

                                      FORM 8-K

                                    CURRENT REPORT
                         PURSUANT TO SECTIONS 13 OR 15(d) OF
                         THE SECURITIES EXCHANGE ACT OF 1934



                                    August 6, 1999
                   Date of Report (Date of earliest event reported)


                             Poland Communications, Inc.
-------------------------------------------------------------------------------
                (Exact name of Registrant as Specified in Charter)



       New York                       333-20307             06-1070447
-------------------------           -------------       -------------------
(State or Other Juris. of            (Commission           (IRS Employer
 Incorporation)                      File Number)        Identification No.)


                          One Commercial Plaza
                    Hartford, Connecticut 06103-3585
                    ------------------------------
                         (Address of Principal
                           Executive Offices)


                             (860) 549-1674
                     -------------------------------
                     (Registrant's telephone number,
                         including area code)

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Item 1. Changes in Control of Registrants.

         Poland Communications, Inc., a New York corporation ("PCI"), is a subsidiary of @ Entertainment, Inc., a Delaware corporation (the "Company"). Pursuant to the Agreement and Plan of Merger dated as of June 2, 1999 (the "Merger Agreement") among the Company, Bison Acquisition Corp., a Delaware corporation (the "Purchaser") and wholly owned subsidiary of United Pan-Europe Communications N.V., a public company with limited liability incorporated under the laws of the Netherlands (the "Parent"), on August 6, 1999, Purchaser purchased a total of 33,701,073 shares of common stock, par value $.01 per share, of the Company (including 31,208 shares tendered pursuant to notices of guaranteed delivery) representing approximately 99% of the outstanding shares of common stock in a tender offer. In addition the Purchaser has acquired 100% of the outstanding Series A and Series B 12% Cumulative Preference Shares of the Company.

         Pursuant to the Merger Agreement, the Purchaser was merged with and into the Company with the Company continuing as the surviving corporation after the merger (the "Merger").

         As a result of the Merger, Charles Bracken and Anton H.E. v. Voskuijlen became the sole directors of the Company. UnitedGlobalCom, Inc. is a 62% stockholder of Parent. Each outstanding share of common stock of the Company (other than shares held in the treasury of the Company and shares owned by the Purchaser, Parent or any other subsidiary of Parent or the Company, which were canceled, and other than shares, if any, for which stockholders properly exercise appraisal rights under Section 262 of the Delaware General Corporation law) has been canceled, extinguished and converted into the right to receive $19.00 in cash, without interest thereon, less any applicable withholding taxes, and each of the Company's Series A and Series B 12% Cummulative Preference Shares has been canceled and no further consideration is payable in respect thereof.

         The offer price in the tender offer and the merger consideration were funded out of a portion of the proceeds of a private placement of debt securities by Parent. On July 27, 1999, Parent entered into a Purchase Agreement with Donaldson, Lufkin & Jenrette International and Goldman Sachs International (as representatives of several purchasers (the "Purchasers") named in the Purchase Agreement) pursuant to which the Purchasers, subject to the conditions set forth in the Purchase Agreement, agreed to purchase (x) [EURO]300 million aggregate principal amount of 10-7/8% senior notes due 2009; (y) $800 million in aggregate principal amount of 10-7/8% senior notes due 2009; and (z) $735 million in aggregate principal amount at maturity of 12-1/2% senior discount notes due 2009.

         The transactions described above constitute a "Change of Control" as that term is defined in the indenture governing PCI's 9 7/8% Senior Discount Notes due 2003 and 9 7/8% Series B Senior Notes due 2003 (the "Notes"). In accordance with the terms of the indenture governing the Notes, the Company will be required to make an offer to repurchase the Notes at 101% of principal amount plus accrued and unpaid interest. Such an offer will only be made in an offer to purchase.

Item 7.  Financial Statements, Pro Forma Financial Statements and Exhibits.

         (a) Financial Statements of Businesses Acquired.

             None.

         (b) Pro Forma Financial Information.

             None.

         (c) Exhibits

             Exhibit 2.1 Agreement and Plan of Merger dated as of June 2, 1999 among the Company, the Purchaser and Parent. (Incorporated by reference to Exhibit (c)(1) of the Schedule 14D-9 of the Company filed with the Securities and Exchange Commission on June 15, 1999.)

                                       2

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                                  SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             Poland Communications, Inc.



Date: August 23, 1999                    By:   /s/ Piotr Majchrzak
                                             --------------------------------
                                             By:  Piotr Majchrzak
                                             Its: Chief Financial Officer


                                      3

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                                EXHIBIT INDEX

         (a) Financial Statements of Businesses Acquired.

             None.

         (b) Pro Forma Financial Information.

             None.

         (c) Exhibits

             Exhibit 2.1 Agreement and Plan of Merger dated as of June 2, 1999 among the Company, the Purchaser and Parent. (Incorporated by reference to Exhibit (c)(1) of the Schedule 14D-9 of the Company filed with the Securities and Exchange Commission on June 15, 1999.)